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                                                                   EXHIBIT 99.23

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (this "Agreement") dated as of October 11, 2001, is entered into by and between John F. McHale ("Purchaser"), and Shaw Cablesystems Company ("Seller").

         WHEREAS, Seller owns an aggregate of 52,914 shares of the common stock, par value $0.01 per share (the "Common Stock"), of TippingPoint Technologies, Inc. f/k/a Netpliance, Inc. (the "Company");

         WHEREAS, Seller has offered for sale, and Purchaser has agreed to purchase, 52,914 shares (the "Shares") of the Common Stock owned by Seller on the terms and conditions set forth below.

         NOW THEREFORE, the parties hereby agree as follows:

         1. Purchase and Sale of Shares. Upon the basis of the representations and warranties and subject to the terms and conditions set forth herein, Seller agrees to sell all of the Shares to Purchaser on the Closing Date (as hereinafter defined) at a price of $6.60 per Share, or an aggregate of $349,232.40 (the "Purchase Price"), and upon the basis of the representations and warranties, and subject to the terms and conditions, set forth herein, Purchaser agrees to purchase the Shares from Seller on the Closing Date at the Purchase Price.

         2. Closing. The closing of the purchase and sale of the Shares shall take place as soon as practicable but in no event later than October 25, 2001, at the offices of Company, or on such other date or at such other time or place as Seller and Purchaser may agree upon (such time and date of the closing being referred to herein as the "Closing Date") unless this Agreement is earlier terminated pursuant to Section 6 below. Upon payment of the Purchase Price in full by delivery, Seller will deliver to Purchaser a certificate or certificates representing the Shares, duly endorsed to Purchaser or accompanied by stock powers duly executed by Seller, in form and substance reasonably satisfactory to Purchaser. After the Closing, Seller agrees to use reasonable efforts, and to cooperate with Purchaser, to cause any certificate or certificates representing the Shares to be transferred into the name of Purchaser.

         3. Representations and Warranties of Seller. Seller represents and warrants, as of the date hereof and as of the Closing Date, as follows:

         (a) Seller has good and marketable title to the Shares, free and clear of all liens, claims, security interests and encumbrances of any nature. Upon delivery hereunder by Seller to Purchaser of the certificates evidencing the Shares and upon payment by Purchaser to Seller of the Purchase Price therefor, Purchaser will acquire good and marketable to the Shares, free and clear of all liens, claims, security interests and encumbrances of any nature except those created by Purchaser.

         (b) Seller does not have any right, title or ownership interest in the Common Stock other than the Shares to be sold to Purchaser hereunder.


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         (c) The sale of the Shares hereunder will not, with or without the giving of notice or the lapse of time, or both, (i) to Seller's knowledge, violate any provision of law, statute, rule or regulation to which Seller is subject, (ii) violate any order, judgment or decree applicable to Seller, or
(iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which Seller is a party or by which Seller is bound.

         4. Representations and Warranties of Purchaser. Purchaser represents and warrants that:

         (a) Purchaser understands that the sale of the Shares hereunder has not been registered under the Securities Act of 1933, as amended (the "Act"), based on the exemption from registration provided by Section 4(1) of the Act, and that Seller's reliance on such exemption depends in part on Purchaser's representations and warranties in this Agreement.

         (b) Purchaser is purchasing the Shares for investment for his own account and not with a view to the distribution thereof except in compliance with the Act and applicable state securities laws; provided, that Purchaser may at any time sell or otherwise dispose of all or any part of the Shares by registration under the Act and applicable state securities laws or pursuant to an exemption from such registration available thereunder. Purchaser will not sell or otherwise transfer any interest in the Shares except in compliance with the registration requirements, or an exemption therefrom, of the Act and applicable state securities laws.

         (c) Purchaser is an "accredited investor," as such term is defined in Rule 501(a) under the Act, who by reason of his business and financial experience has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares. Purchaser has had the opportunity to ask questions of, and receive answers from, the Company and its officers and agents and has received all information concerning the Company that he has reasonably requested in connection with his purchase of the Shares.

         (d) The purchase of the Shares hereunder will not, with or without the giving of notice or the lapse of time, or both, (i) to Purchaser's knowledge, violate any provision of law, statute, rule or regulation to which Purchaser is subject, (ii) violate any order, judgment or decree applicable to Purchaser, or
(iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which Purchaser is a party or by which he is bound.

         (e) Purchaser understands that the Shares constitute "restricted securities" within the meaning of Rule 144 under the Act and may not be sold, pledged or otherwise disposed of unless they are subsequently registered under the Act and applicable state securities laws or unless an exemption from registration is available.

         (f) Purchaser understands that no federal or state or other governmental agency has passed upon or made any recommendation or endorsement with respect to the Shares.


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         (g)   Purchaser understands that any certificates evidencing the Shares will bear substantially the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION."

         5.    Conditions to Closing.

         (a) The obligation of Purchaser to purchase the Shares under this Agreement is subject to the following conditions: (i) no preliminary or permanent injunction or other decree or ruling issued by a court of competent jurisdiction in the United States or Canada is in effect that would prevent the sale or purchase of the Shares, (ii) the representations and warranties of Seller shall be true and correct as of the date hereof and true and correct at the time of the Closing Date as if made on and as of such time, and (iii) Seller shall have performed its obligations hereunder in all material respects.

         (b) The obligation of Seller to sell the Shares under this Agreement is subject to the following conditions: (i) no preliminary or permanent injunction or other decree or ruling issued by a court of competent jurisdiction in the United States or Canada is in effect that would prevent the sale or purchase of the Shares, (ii) the representations and warranties of Purchaser shall be true and correct as of the date hereof and true and correct at the time of the Closing Date as if made on and as of such time, and (iii) Purchaser shall have performed its obligations hereunder in all material respects.

         6.    Termination.

         (a)   This Agreement may be terminated prior to the Closing Date:

                    (i) by either Purchaser or Seller in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 5, as applicable, and (B) cannot be or has not been cured on or before the Termination Date (as defined below) after the giving of prompt written notice to the breaching party of such breach (a "Material Breach") (provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement); or

                    (ii) if the Closing Date has not occurred on or before 5:00
               p.m., Austin, Texas time, on October 25, 2001 (the "Termination Date"); provided that the right to terminate this Agreement under this clause (ii) shall not be available to

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             a party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

         (b) Termination of this Agreement pursuant to Section 6(a) shall terminate all rights and obligations of the parties hereunder and neither party shall have any liability to the other party hereunder; provided that this
Section 6 and Sections 7, 8, and 9 shall remain in effect; and provided further that termination of this Agreement shall not relieve any party from liability for any breach of this Agreement by such party prior to such termination.

         7. Survival of Representations and Warranties. The respective agreements, representations, warranties and other statements made by or on behalf of each party hereto pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any party, and shall survive delivery of any payment for the Shares.

         8.  Miscellaneous.

         (a) This Agreement may be executed in one or more counterparts, and such counterparts shall constitute but one and the same agreement.

         (b) All notices hereunder will be deemed given at the earlier of when actually received or three days after being deposited in the mails, return receipt requested, (a) to Purchaser at TippingPoint Technologies, Inc., 7501B North Capital of Texas Highway, Austin, Texas 78731 (b) to Seller at Shaw Communications Inc., Suite 900, 630 3/rd/ Avenue, SW, Calgary, Alberta, Canada T2P 4L4.

         (c) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, and no other person shall have any right or obligation hereunder. This Agreement shall not be assignable by any party hereto without the prior written consent of the other party hereto. Any assignment contrary to the terms hereof shall be null and void and of no force or effect.

         (d) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements or understandings, whether written or oral, between the parties respecting such subject matter.

         9. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF TEXAS.


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         IN WITNESSES WHEREOF, the parties have entered into this Agreement as of the date first set forth above.


                                        SELLER:


                                        SHAW CABLESYSTEMS COMPANY


                                        By:  /s/ RONALD D. ROGERS
                                             ----------------------------------
                                        Name:    Ronald D. Rogers
                                             ----------------------------------
                                        Title:   Senior Vice President
                                              ---------------------------------


                                        By:  /s/ PETER J. BISSONNETTE
                                             ----------------------------------
                                        Name:    Peter J. Bissonnette
                                             ----------------------------------
                                        Title:   President
                                              ---------------------------------


                                        PURCHASER:


                                          /s/ JOHN F. MCHALE
                                        ---------------------------------------
                                        John F. McHale

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